Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Select Energy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

	Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Select Energy Services, Inc.	Form S-3	333- 224956	May 16, 2018		$99,044.78	Equity	Class A common stock, par value $0.01 per share	41,799,229	$658,337,856.75
Fee Offset Sources	Select Energy Services, Inc.	Form S-1	333- 224956		May 16, 2018						$30,959.57	(1)
	Rule 457(p)
Fee Offset Claims
Fee Offset Sources

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s Class A common stock on the New York Stock Exchange on February 25, 2022 of $7.99.

Table 3: Combined Prospectuses

N/A